EXHIBIT

                                          10.5

STOCK PURCHASE AGREEMENT

BY AND AMONG

STAFF BUILDERS, INC.

and

RAYMOND SHEERIN, MICHAEL ALTMAN, STEPHEN
FLEISCHNER

and

CHELSEA COMPUTER CONSULTANTS, INC.

STOCK PURCHASE AGREEMENT

                                 THIS STOCK PURCHASE AGREEMENT
("Agreement") is made and entered into as of the 24th day of September, 1996 by and among STAFF BUILDERS, INC., a New
York corporation (the "Buyer"); and Raymond T. Sheerin, Michael Altman, Stephen Fleischner ("Shareholders"), and Chelsea Computer Consultants, Inc. ("CCC"), (herein collectively referred to as the "Seller's").

BACKGROUND

                      WHEREAS, CCC has two-hundred (200) issued and authorized shares of its common stock ("OLD SHARES"); and
                      WHEREAS, all of the Old Shares are owned by the Shareholders; and

                      WHEREAS, CCC and the Shareholders are willing to authorize an increase in the number of shares of CCC from two-hundred (200) to one thousand (1,000) (said 800 additional shares to be hereinafter referred to as ("NEW SHARES"). The Old Shares plus the New Shares shall hereinafter be referred to as ("Stock"); and

                      WHEREAS, CCC and the Shareholders are willing to issue a 190 of the New Shares to Buyer and Buyer is willing to purchase such New Shares; and

                      WHEREAS, Sellers are willing to grant Buyer an option to purchase an additional 61% of the Stock as more particularly described herein; and

                      WHEREAS, If Buyer exercises its option to purchase an additional 61%, Buyer is willing to grant Sellers an option to sell to Buyer the remaining stock owned by Sellers; and

                      WHEREAS, the Sellers and the Buyer are prepared to agree on a course of action in the event that Buyer does not exercise its options; and

                      WHEREAS, the Buyer is willing to render consulting services to CCC with respect to establishing a Franchise Program of its employee staffing operations ("Franchise Program").




                      NOW, THEREFORE, for and in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Sellers and Buyer covenant, represent, warrant, stipulate and agree as follows:


ARTICLE 1.  PURCHASE AND SALE OF SHARES

            1.1 Purchase and Sale of Shares. At the Closing (as hereinafter defined), subject to the terms and conditions of this Agreement, CCC agrees to sell, transfer, convey, deliver and assign to Buyer all right, title and interest in 190 New Shares ("Buyer's Stock"), free and clear of all liens and encumbrances, for the consideration hereinafter set forth.


ARTICLE 2.  CLOSING DATE; TRANSFER OF STOCK

           2.1 Closing and Closing Date. The closing hereunder (the "Closing") shall take place at such place and time and on such date ("Closing Date") as may be agreed to in writing by Sellers and Buyer but in no event later than fifteen (15) days from the date of execution of this Agreement.
           2.2 Transfer of Buyer's Stock. CCC shall, at the Closing on the Closing Date, deliver to Buyer certificates for Buyer's Stock.


ARTICLE 3.  PURCHASE PRICE FOR THE SHARES

           3.1        Purchase Price for the Shares.   The purchase price
(the "Purchase Price") for the Buyer's Stock payable by Buyer to
CCC at Closing shall be Two Million Dollars ($2,000,000).


ARTICLE 4. PURCHASE AND SALE OF ADDITIONAL SHARES

           4.1 Exercise of First Option. Buyer is hereby granted an option to purchase an additional 610 Shares of the of the Stock ("First Option"). These shares shall be purchased on a prorata basis from each Shareholder. This option shall be exercisable on or before the thirtieth (30th) day after Shareholder releases to Buyer the certified financial data needed to calculate the Purchase Price. The Purchase Price shall be sixty-one percent (61%) of seven (7) times the adjusted pretax profits ("Adjusted Pretax Profits") for the twelve months immediately subsequent to the Closing of this Agreement. This option is conditioned upon Buyer's due diligence investigation prior to exercise. Due diligence may be waived by Buyer. Additionally, all the relevant Schedules of this Agreement shall be updated, as of the date of exercise of the First Option.
The covenants and representations in this Agreement shall apply to the acquisition of the stock under the First Option.

           4.2 Calculation of Adjusted Pretax Profits. The Adjusted Pretax Profits shall be calculated utilizing Generally Accepted Accounting Principles ("GAAP"). CCC is and will continue to treat the expenses connected with the hiring of employees as an item which is amortized over a two (2) year period of time. The Adjusted Pretax Profit shall be calculated by adjusting the Pretax Profits by: 1) adding back any amount by which the principal's yearly salaries exceed $616,000; 2) deducting any income from the Franchise Program; and (3) adding any fees paid either directly or as consulting fees for the Franchise Program.

           4.3        Exercise of Second Option.                  Subject to the
exercise of the First Option, CCC and Shareholders are hereby granted a further option to sell their remaining shares of CCC to Buyer, with Buyer then required to purchase from Seller for twenty percent (20%) of seven times the yearly Adjusted Pretax Profits, determined before interest and taxes plus hard assets arrived at by averaging the two years from the thirteen through thirty-six month after the Closing of this Agreement ("Second Option"). This Second
Option shall be exercisable on of before the thirtieth day after CCC releases the certified financial data needed to calculate the Purchase
Price. The Adjusted Pretax Profits shall be calculated utilizing the method set forth in 4.2 above.

           4.4        Repurchase Options.    In the event Buyer does not
exercise its First Option: 1) CCC shall have the option ("First Repurchase Option") (exercisable within 30 days of Buyer's non-exercise of the First Option) to repurchase the 190 Buyer's Shares of CCC's Stock for two million dollars ($2,000,000) payable upon exercise of this First Repurchase Option; and 2) CCC shall have the option ("Second Repurchase Option") (exercisable within 30 days of Buyer's non-exercise of its First Option) to require Buyer to purchase the Franchise Program from CCC including but not limited to all contractual commitments, Franchise agreements, marketing materials and good will for the sum of $2,000,000 payable upon exercise of this Second Repurchase Option.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF
SELLER'S

           Seller's hereby represent and warrant to Buyer both as of the date hereof and the Closing Date as follows:

           5.1        Organization of CCC; Good Standing; Qualifications;
Charter and By-Laws;                       Subsidiaries.

                      (a) CCC is a corporation, duly organized, and is in good standing under the laws of the State of New York. Neither the nature of its assets or business requires CCC to register to conduct business in any other jurisdictions. CCC has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted. A true and complete copy of the By-Laws and Articles of Incorporation of CCC as currently in effect has been delivered to Buyer. CCC has no subsidiaries and is not a partner in any partnership nor a participant in any joint venture.

                      (b) The authorized capital stock of CCC consists of 200 shares of common stock, no par value, all of which shares are issued to Shareholders and are currently outstanding. The shares of stock of CCC issued to Shareholders are all of the issued and outstanding shares of CCC. The Old Shares has been duly authorized and validly issued and are fully paid and nonassessable. The Old Shares are owned by Shareholders free and clear of any liens, claims, pledges or other encumbrances. The Old Shares have not been issued in violation of any preemptive rights of shareholders and there are no outstanding warrants, calls, options or other rights or claims with respect to the Old Shares or the issuance or transfer of the Old Shares. There are no shareholder agreements or voting trust agreements or other agreements with respect to the Old Shares.

                      (c) With respect to the New Shares after the issuance of the New Shares, the New Shares plus our Old Shares will be all the authorized Shares of CCC. The New Shares will not be owned by any person and will be free and clear of any liens, claims, pledges or other encumbrances. The New Shares, when and if issued, will not be in violation of any preemptive rights of shareholders and there are no outstanding warrants, calls, options or other rights or claims with respect to the New Shares or the issuance or transfer of the New Shares. There are no shareholder agreements or voting trust agreements or other agreements with respect to the New
Shares.

                      (d) At Closing, Shareholders shall transfer good and valid title to the Buyer's Stock to Buyer, free and clear of any liens, claims, pledges, rights or other encumbrances. There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from CCC or Shareholders any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of any kind of CCC, and there is no outstanding security of any kind convertible into such CCC capital stock.

                      (e) The minute books of CCC contain true and complete records of all meetings of the Board of Directors, committees of the Board, and shareholders since the time of CCC's incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meeting. The stock books and ledgers of CCC are true and complete.

                      (f) The sale of the Stock by Sellers to Buyer is exempt from registration under applicable federal and state Securities laws.


            5.2       Authority.

                      (a) Shareholders and CCC have full power and have taken all actions necessary to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.
The execution, delivery and performance of this Agreement and the other Transaction Documents (as hereinafter defined) to which they are a party constitute the legal, valid and binding obligation of them enforceable against them in accordance with its terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors; rights generally, and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. For purposes of this Agreement, "Transaction Documents" shall mean this Agreement and the Schedules hereto, each certificate delivered pursuant hereto, each Exhibit hereto in executed form and all other documents and agreements executed and delivered to Buyer pursuant hereto at the Closing.

                  (b) Neither the execution or delivery of this Agreement and the other Transaction Documents nor the consummation of the transactions contemplated hereby will (i) except for obtaining the required consents as set forth on Schedule 5.2 and except for obtaining any consent where the failure to obtain such consent would not materially or adversely affect the assets or the financial condition of CCC, conflict with, constitute a breach, violation or termination of any provision of any contracts and other agreements to which Sellers or CCC is a party or by which any of them is bound, (ii) conflict with or violate the Articles of Incorporation or By-Laws, of CCC (iii) violate any statute, law, regulation, judgment, rule, order or any other restriction of any kind or character applicable to Sellers, except for any statute, law, regulation, judgment, rule, order, license, permit or any other restriction, where the violation thereof would not materially or adversely effect the Stock, the assets or the financial condition of CCC.

         5.3          Approvals; Other Authorizations-Sellers.    Except
as set forth on Schedule 5.3, no consent, waiver, authorization or approval of, giving of notice to, or registration or filing or taking of any other action in connection with, any governmental authority or of any other person is necessary in connection with the execution and delivery of this Agreement by Shareholders or CCC and the consummation of the transactions contemplated hereby.

           5.4        Approvals, Licenses and Other Authorizations CCC.
All licenses, permits and other governmental authorizations and approvals of all federal, state and local governmental authorities required or necessary for CCC to operate have been duly obtained and are in full force and effect, except where the failure to do so would not have a material adverse effect upon the financial condition of CCC. To the Sellers' knowledge, the sale of the Stock and the consummation of the transaction contemplated by this Agreement and the other Transaction Documents will not result in the termination or revocation of any license, permit or other governmental authorizations of CCC. CCC has operated its business in accordance with all applicable federal, state and local laws, rules and regulations, except where noncompliance would not have a material and adverse impact on the financial condition or operations of CCC. There are no proceedings pending, or to the best of Sellers' knowledge, threatened to restrict, revoke or modify such licenses, permits or other governmental authorizations and approvals of CCC or to the best of Sellers' knowledge, matters which could give rise to such proceedings.

          5.5         Financial Statements; Liabilities.

                      (a) Sellers have delivered to Buyer a copy of the balance sheet of CCC as of June 30, 1996, and the related statement of revenues and expenses, changes in fund balances and statement of cash flows (the "Financial Statements") prepared by a public accounting firm. The Financial Statements have been prepared from the books and records of CCC on a consistent basis in accordance with generally accepted accounting principles, as of the date and for the period then ended. The Financial Statements are based upon the books and records of CCC and fairly represent the financial position of CCC and its results of operations for the period then ended.

                      (b)        Attached hereto as Schedule 5.5(b) is a true
and complete interim financial statements as of                       ,
(the "Interim Financial Statements"). Other than as disclosed in the Financial statements, as supplemented, as of the Closing Date, by
Schedule 5.5(b), CCC has no outstanding liabilities as of the Closing
Date and CCC has no knowledge of any threatened claims, actions or investigations which would result in the incurrence of any additional liabilities by CCC, which would be likely to have a material adverse effect on the Interim Financial Statements.

           (c)        To the Sellers knowledge, CCC has no
indebtedness, liability or obligation of any character whatsoever, whether or not accrued, whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, contingent or otherwise, including without limitation liabilities for taxes, other governmental charges or pending lawsuits, other than (i) liabilities reflected in the Financial statements or Interim Financial Statements or (ii) liabilities since the date of the Interim Financial Statements as set forth in Schedule 5.5(c), or as otherwise permitted by this Agreement, which would be likely to have a material adverse effect on the Interim Financial Statements.

          5.6 Absence of certain Events. Since June 30, CCC has operated its business in the ordinary and normal course and there has not been:

                      (a) any damage, destruction or loss, whether covered by insurance or not, adversely affecting the assets and properties of CCC;

                      (b) except as set forth in Schedule 5.6, any increase or decrease in the compensation payable or to become payable to any of CCC's officers or management employees or material change in any insurance, pension or other benefit plan, payment or arrangement made to, for or with any of CCC's officers or management employees, any commission or bonus paid to any of such officers or management employees or any amendment to any employment agreement or benefit plan except in the ordinary course of business consistent with past practices;

           (c) any sale, assignment, transfer, lease or other disposition of any asset of CCC, other than in the ordinary course of business consistent with past practices;

                      (d) any acquisition of any assets, other than in the ordinary course of business consistent with past practices;

                      (e) any transaction, contract or commitment entered into which is not in the ordinary course of business and consistent with past practices;

                      (f) any material adverse change in the assets, business or financial condition of CCC;

                      (g)        any amendment to the Articles of
Incorporation or By-Laws of CCC other than to increase the Corporation's authorized common shares to 1,000 shares.

                      (h) any issuance by CCC of any options or rights of any commitment to pay dividends as to any of its capital stock;

                      (i)        any loan or advance by CCC to any
shareholder, director, officer, employee, agent, consultant or other representative of CCC;

                      (j)        any payment or commitment to pay
severance or termination pay to any officer, director, employee, agent, consultant or representative of CCC;

                      (k) any debt or liability other than in the ordinary course of business or as otherwise permitted pursuant to the terms of this Agreement.



          5.7         Title to and condition of Properties.

                      (a) Schedule 5.7 hereto contains a list of all real property owned or leased by CCC, and a true and complete copy of the deed therefor and each such lease with respect thereto has been delivered to Buyer. Without limiting the generality of the foregoing, as to leasehold estates leased by CCC, as lessee, CCC has quiet and peaceable possession of each of the leased properties and CCC has not pledged, assigned, mortgaged or otherwise encumbered its leasehold interest in any such leasehold estate. All leases and subleases to which CCC is a party are in full force and effect, and there are no material defaults thereunder. With respect to such leases, no default or event of default on the part of CCC, as lessee, and to the knowledge of CCC, no default or event of default on the part of the lessor, under the provisions of any of said leases, and no event which with the giving of notice or passage of time, or both, would constitute such default or event of default on the part of CCC, or to the knowledge of CCC, on the part of any such lessor, has occurred and is continuing unremedied or unwaived.

                      (b) CCC has good and valid title to all of its assets and properties, including without limitation all leased real estate of CCC, free and clear of all liens, security interests, and other encumbrances, except as set forth on Schedule 5.7 hereto.

                      (c) The material assets of CCC including, but not limited to, all machinery, equipment, furniture and fixtures are in good operating condition and repair for assets of such age and type, subject to ordinary wear and tear and the use to which such assets have been employed.

                      (d) A list of all tangible personal property of CCC is included on Schedule 5.7. Schedule 5.7 also contains a list of all leases of personal property under which CCC is a lessee or lessor involving tangible personal property requiring annual lease payments or revenue in excess of $1,000 (true, accurate and complete copies of which leases have been previously delivered to Buyer).

                      5.8 Intangible Properties. Schedule 5.8 hereto contains a list of all patents and applications therefor, trademarks, trademark registrations and applications therefor, trade names, service marks, copyrights, copyright registrations and applications therefor, owned or used by CCC.

                      5.9        Contracts and Commitments.

                                 (a)        To the extent not listed on
Schedule 5.7 hereto, Schedule 5.9 hereto lists all Material Contracts (as hereinafter defined) to which CCC is a party or by which it is bound. A true and complete copy of each Material Contract has been delivered to Buyer. For purposes of this Agreement, the term "Material Contract" means all leases, agreements, contracts and commitments of CCC with annual payments or revenue of at least
$5,000. Each Material Contract is in full force and effect, and there exists no default or event of default thereunder which would cause the termination of such contract. CCC has not received any notice that any person party to a Material Contract intends to cancel, modify or terminate any Material Contract, and CCC has not given any notice of cancellation, modification or termination of any Material Contract. Each Material Contract is a valid and binding agreement of CCC enforceable against CCC in accordance with its terms, and no consent or approval of the other parties to any Material Contract or any person pursuant to any Material Contract is required for the transfer and sale of the Stock to Buyer, other than the consents and approvals set forth on Schedule 5.9 hereto.

                      (b) As of the date hereof, CCC has not made any other contract or agreement or granted any option to sell or otherwise transfer any part of its assets or entered into any understanding or agreement in principle respecting any such transaction with anyone other than Buyer.

                      (c) As of the date hereof, neither the Stockholders nor CCC have made any contract or agreement or granted any option to sell or otherwise transfer the Stock or any part thereof or entered into any understanding or agreement in principle respecting any such transactions with anyone other than Buyer.

                      (d)        CCC has no affiliates.

           5.10       Tax Returns and Tax Audits.

                      (a) CCC, to the best of its knowledge and belief, has filed with all appropriate governmental agencies all tax or information returns and tax reports required to be filed prior to Closing and has paid all federal, state and local income, franchise, sales, property, excise, ad valorem, employment (including applicable deposits of withholdings for FICA, FUTA, and other required federal, state or municipal withholdings) or other taxes reflected on such returns, and all interest, penalties, assessments or deficiencies claimed to be due by any such taxing authority for all periods prior to the current taxable period. No extensions of time to file any tax returns of CCC have been requested that are currently effective.

                      (b) CCC is not a party to any pending or threatened action or proceeding by any governmental taxing authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against CCC. CCC is not involved with or aware of any pending audit or examination by any governmental taxing authority for assessment or collection of taxes.

       5.11 Insurance. Attached hereto as Schedule 5.11 is a list and description of all general liability, director and officer, property and casualty insurance policies currently in force providing coverage on behalf of CCC including, without limitation, for the following: malpractice or negligent or grossly negligent acts or omissions by CCC or its employees or agents and for general liability of CCC, general casualty and property damage and flood insurance. All of such insurance is now in full force and effect and premiums with respect to such policies have been paid to keep such insurance in full force and effect through the dates set forth on Schedule 5.11. True and complete copies of all such policies and any endorsements thereof have been delivered to Buyer. There are no outstanding unpaid claims for insurance with respect to the insurance policies of CCC. Neither CCC nor Shareholders have received any notice of cancellation or nonrenewal with respect to the insurance policies providing coverage of CCC.

           5.12       No Litigation, Adverse Events or Violations.

                      (a) Except as set forth on Schedule 5.12 hereto, there is no action, suit, claim or other proceeding pending (i) against CCC, or (ii) against Shareholders with respect to CCC. To the best of Sellers' knowledge there is no action, suit, claim or other proceeding (i) threatened against CCC, or (ii) threatened against Shareholders with respect to CCC. There are no injunctions or orders entered, pending or to the best of Sellers' knowledge, threatened (i) against CCC, or (ii) against Shareholders with respect to CCC.



                      (b) Except as set forth on Schedule 5.12, CCC, to the best of its knowledge and belief, is in compliance with applicable federal, state and local laws, relating or applicable to it where the violation of or noncompliance with which would have a material adverse effect on the financial condition or operations of CCC.

           (c) There are no actions, suits or claims or proceedings pending or to the knowledge of Sellers, threatened that would give rise to any right of indemnification on the part of any director or officer of CCC or the heirs, executors or administrators of any such director or officer, against CCC.

       5.13 Labor Agreements. CCC is not and has never been a party to and is not bound by any collective bargaining agreement.

           5.14       Employee Benefit Plans.

                      (a) Except as set forth on Schedule 5.14 hereto, CCC does not have any Benefit Plans, as defined in paragraph (l) below, nor has CCC maintained or contributed to any Benefit Plans subject to Title IV of ERISA.

                      (b) All persons who participate in the operations of each Benefit Plan (including but not limited to the members of any plan committee, all plan fiduciaries, all plan administrators, CCC, its Board of Directors, and all relevant employees of the CCC) act and have always acted with respect to each Benefit Plan in all material respects in accordance with the requirements of all applicable laws [including but not limited to the Employee Retirement Income Security Act of 1974, as amended, and any rules and regulations promulgated thereunder ("ERISA") and the Internal Revenue Code of 1986, as amended, and any rules and regulations promulgated thereunder (the "Code",) and in accordance with the terms and conditions of each such Benefit Plan.

                      (c) All Benefit Plans are now, and have always been established, maintained and operated in all material respects in accordance with all applicable laws (including but not limited to ERISA and the Code) and in accordance with the terms and conditions of each such Plan.

                      (d) Except as set forth on Schedule 5.14, all returns, reports, disclosure statements and elections required to be made under all applicable laws (including but not limited to ERISA and the Code) with respect to the Benefit Plans have been timely and accurately filed, delivered, or made.

                      (e) With respect to any of the Benefit Plans, no reportable events (within the meaning of ERISA and the Code, respectively), prohibited transactions (within the meaning of Section
4975 of the Code) or party-in-interest transactions (within the meaning of Section 406 of ERISA) have occurred.

                      (f) Except as described in Schedule 5.14 hereto and except with respect to income taxes on benefits paid or provided, no income, excise or other tax or penalty (federal or state) has been waived or excused, has been paid or is owed by any person (including but not limited to any Benefit Plan, any plan fiduciary and CCC) with respect to the operations of, or any transactions with respect to, any Benefit Plan. No action has been taken, nor has there been any failure to take any action, nor is any action or failure to take action contemplated, that would subject any person or entity to any liability for any tax or penalty in connection with any Benefit Plan (including but not limited to any tax or penalty for the failure to withhold income taxes in connection with fringe benefits).

                      (g) Except as set forth on Schedule 5.14, all contributions required to be made to or with respect to each Benefit
Plan have been completely and timely made.

                      (h) All benefits or other payments required to be made under or by any Benefit Plan have been completely and timely paid.

                      (i) There has been no merger, consolidation or transfer of assets or liabilities (including but not limited to a split up or split off) with respect to any Benefit Plan.

                      (j) There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Benefit Plans or their assets, or arising out of such Benefit Plans, including but not limited to any action, suit or claim by or on behalf of the Benefit Plans or by any employee of CCC alleging a breach or breaches of fiduciary duties or violations of applicable state or federal law which could result in liability on the part of either CCC or the Benefit Plans under ERISA or any other law, and, to CCC's best knowledge, no facts exist which could give rise to any such actions, suits or claims.

                      (k) Sellers have delivered to Buyer true and complete copies of all current and prior material documents, including all amendments thereto, with respect to each of the Benefit Plans set forth in Schedule 5.14 hereto, and Sellers hereby agrees to transfer to Buyer, upon Closing, all records in connection with each Benefit Plan to be assumed by Buyer hereunder. All such records shall accurately state the history of each participant and beneficiary in connection with each Benefit Plan and accurately state the benefits earned by and/or owed to each such person under each Benefit Plan.

                      (l) For purposes of this Section 5.14, the term "Benefit Plan" includes but is not limited to (i) pension, retirement, profit sharing, stock bonus, and nonqualified deferred compensation plans, (ii) disability, medical, dental, worker's compensation, health insurance, life insurance, and incentive plans, (iii) vacation benefits and fringe benefits, (iv) any other employee benefit plan as such term is defined in Section 3(3) of ERISA, and (v) any cafeteria plan, accident and health plan (including self-insured medical reimbursement plan), or dependent care assistance program (as such terms are defined in Sections 125, 105 and 129, respectively of the
Code).

                      (m) CCC, to the best of its knowledge and belief, has complied in all material respects with the continuation coverage requirements of Section 4980B of the Code which applies to any employees of CCC prior to the Closing.

                      (n) With respect to CCC 401-K's Profit-Sharing Plan (the "401(k)Plan"): (i) such Plan which is intended to qualify as a tax-qualified retirement plan under Code 401(a) Sellers have no reason to believe that it cannot receive a favorable determination letter from the Internal Revenue Service as to qualification of such Plan; and the trust thereunder is exempt from tax pursuant to Code
5501(a), (ii) no event has occurred that will or could give rise to the disqualification of the Plan or loss of the Tax-exempt status of the trust created thereunder under the aforesaid Sections of the Code,
(iii) no event has occurred that will or could subject the Plan to tax under Section 511 of the Code, and (iv) all contributions have been made to the Plan in a complete and timely fashion pursuant to the applicable provisions of the Code with respect to all plan years.

          5.15 Trade Names. CCC does not conduct business under any name other than those listed on Schedule 5.15. Sellers have no knowledge that any trade name listed in Schedule 5.15 is subject to any infringement claim.

          5.16 Accounts Receivable and Notes Receivable. All accounts receivable and notes receivable of CCC represent and constitute bona fide indebtedness owing to CCC in the amounts indicated in the Financial Statements and the Interim Financial Statements of CCC, with no known setoffs (other than CCC's customary allowances for uncollectible accounts and contractual adjustments as indicated thereon and adjusted for estimated recovery of bad debt). Neither CCC nor any of its respective officers, directors, employees or agents, on behalf of or for the benefit of Sellers, directly or indirectly, have (i) offered or paid any amount to, or made any financial arrangements with, any of Sellers' past or present customers or potential customers in order to obtain business from such customers, other than standard pricing or discount arrangements consistent with proper business practices, (ii) given, or agreed to give, or is aware that there has been made, or that there is an agreement to make any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past or present customer, supplier, source of financing, landlord, sub-tenant, license or anyone else at any time, (iii) or agreed to make, or is aware that there is any agreement to make any political contribution or any contributions, payment or gifts of their respective funds or property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift related to the business of Sellers and is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic), or (iv) made, or agreed to make, or is aware that there have been, or that there is any agreement to make, any payments to any person with the intention or understanding that any part of such payment was to be used directly or indirectly for the benefit of any past or present customer, employee, supplier or landlord of Sellers, or for any purpose other than that reflected in the documents supporting the payments.

          5.17 Licenses and Permits. Set forth on Schedule 5.17 is a true and complete listing of, all material licenses, permits, certificates of need and approvals from any governmental authority required for the operation of CCC's business as conducted at present.
Each such license, permit, certificate of need and approval held by CCC is in full force and effect, CCC is in compliance with all of its obligations with respect thereto, and to the best knowledge of Sellers, no event has occurred which permits or with the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof, except as set forth on Schedule 5.17 hereto. The sale of the Stock and the consummation of the transactions contemplated by this Agreement will not result in the termination or revocation of any such license, permit, certificate of need or approval by which CCC is bound or to which CCC is subject.
The Closing of this Agreement is contingent upon the continuation of any such license, permit, certificate of need or approval.

           5.18       Directors, Officers and Employees.  Set forth on
Schedule 5.18 is a true and compete list of the directors and officers of CCC and each employee of CCC, together with the current position of each such employee and the current amount of salaries and bonuses of each such employee. Schedule 5.18 also sets forth whether CCC has entered into a written employment agreement with any such person, and a true and complete copy of each such employment agreement has been delivered to Buyer.

        5.19 Discharge Fees. Sellers have not, directly or indirectly, retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or the transaction contemplated thereby.

        5.20 No Adverse Action. There are no actions, suits, claims or other proceedings pending or, to the best of Sellers' knowledge, threatened or injunctions or orders entered, pending or, to the best of Sellers' knowledge, threatened against Shareholders or CCC, to restrain or prohibit the consummation of the transactions contemplated hereby.

           5.21 Full Disclosure. Sellers have disclosed to Buyer all material facts relating to CCC and its operations and has not omitted to disclose to Buyer any material fact relating to CCC, or its operations necessary to make the statements made herein not misleading.

        5.22 Severance Pay. The Closing of the transaction contemplated hereunder shall not result in any severance obligations with respect to employees of CCC.


ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF
BUYER

          Buyer represents and warrants to Sellers, both as of the date hereof and as of the Closing Date, as follows:

                      6.1        Organization of Buyer; Good Standing.
Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York. Buyer has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and as contemplated subsequent to the execution of this Agreement.

                      6.2        Authority.

                      (a) Buyer has full corporate power and has taken all action necessary to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.
The execution, delivery and performance of this Agreement and the other Transaction Documents to which Buyer is a party constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors; rights generally, and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

            (b) Neither the execution or delivery of this Agreement and the other Transaction Documents nor the consummation of the transactions contemplated hereby will (i) except for obtaining any consent, where the failure to obtain such consent would not materially or adversely affect the assets or the financial condition of Buyer, conflict with, constitute a breach, violation or termination of any provision of any contracts and other agreements to which Buyer is a party or by which it is bound, (ii) conflict with or violate the Articles of Incorporation or By-Laws of Buyer, or (iii) violate any law, regulation, judgment, rule, order or any other restriction of any kind or character applicable to Buyer or any of its properties or assets, the violation of which could have a material adverse effect on the financial condition or business operations of Buyer.

          6.3 No Adverse Action. There are no actions, suits, claims or other proceedings pending or, to the best of Buyer's knowledge, threatened or injunctions or orders entered, pending or, to the best of Buyer's knowledge, threatened against Buyer, to restrain or prohibit the consummation of the transactions contemplated hereby.

          6.4 Access; Restriction on Stock. Buyer represents that it has had and Sellers represent that it has given access to the books and records generally of CCC, and all of the material agreements, licenses, permits, contracts, properties and assets of CCC. Buyer has knowledge and experience in financial and business matters and investments of this type and is capable of evaluating the merits and risks of investment in the Stock. Buyer has the financial ability to bear the risk of investment in the stock and is acquiring the Stock solely for investment with no present intention to resell. Buyer is aware that the Stock is not registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and must be held indefinitely unless it is registered under the Securities Act or is exempt from registration under the Securities Act. Buyer will not further transfer the Stock without compliance with the registration and other provisions of all applicable securities laws.


 ARTICLE 7.  COVENANTS AND AGREEMENTS OF SELLERS

                      7.1 Actions Pending Closing. From the date hereof to the Closing, except as otherwise contemplated by this Agreement, Sellers covenants and agrees as follows:

                                 (a)        CCC will be operated in the usual
and ordinary manner consistent with past practices and will preserve its present business organization intact, and preserve its present relationships with persons having business dealings with it and to take such actions as are necessary and to cause the transition of such business operations and employee and other relationships to Buyer as of the Closing Date, as contemplated by this Agreement.

                                 (b)        CCC will not, without Buyer's
consent, increase or decrease the compensation payable or to become payable by CCC to any officer or employee of CCC, or make any change in any insurance, pension or other employee benefit plan, pay any commission or bonus to any of such officers or employees, other than in the normal course of business consistent with existing personnel policies, nor will CCC amend any employment agreement between CCC and any employee of CCC.

                                 (c)        Except as otherwise provided
herein, CCC will not (i) mortgage, pledge, create or permit to exist any lien or security interest against any of its assets, except for the liens and security interests set forth on Schedule 7.1 hereto and except for liens securing property acquired by CCC in the ordinary course of business and as otherwise permitted pursuant to this Agreement (the "Permitted Exceptions"); (ii) fail to maintain its assets in the usual and ordinary course of business consistent with past practices; (iii) sell, assign, transfer, lease or otherwise dispose of any of its assets or acquire any assets or any interest therein, except in each case in the usual and ordinary course of business; (iv) terminate, modify or change any of the Material Contracts; and (v) enter into any transaction, contract or commitment obligating CCC in excess of $5,000 which is not in the usual and ordinary course of CCC's business.

                                 (d)        All assets of CCC will be used,
operated, maintained and repaired in the usual and ordinary course of CCC's business consistent with past practices.

                                 (e)        Neither Shareholders nor CCC will
permit any insurance policy naming it as a beneficiary or a loss payable payee covering any of its assets or its operations to be canceled, terminated or modified or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation, replacement policies, reasonably satisfactory to Buyer, providing substantially the same coverage are in full force and effect.

                                 (f)        CCC will timely file (including all
applicable extensions) all tax returns and reports required to be filed prior to Closing with any federal, state or local governments or governmental agencies.

                                 (g)        CCC shall not make or institute any
methods of collection, credit, billing, management, accounting or operation which are not in the usual and customary course of its business, consistent with CCC's past practices.

                                 (h)        CCC shall not transfer any of its
assets, other than in the ordinary course of business. Sellers shall not transfer any of the Stock. Sellers shall not pledge, create or permit to exist any lien, claim or other encumbrance against any of the Stock nor issue any options, warrants or other rights with respect thereto.


                                 (i)        With respect to any Material
Contracts of CCC which, in accordance with their terms, will expire prior to the Closing Date, CCC shall use good faith efforts to extend such Material Contracts; provided, however, that in the event any such extension would require payment of rentals or other compensation by CCC in excess of that currently paid or would require CCC to agree to terms which are materially and adversely different from the present terms of such Material Contract, then
CCC shall not extend such Material Contract without obtaining
Buyer's prior written consent to such terms and extension.

                                 (j)        Except with respect to the increase
in the number of authorized shares to 1,000 as previously referred herein, from the date hereof, through and including the Closing Date, CCC shall not amend its Articles of Incorporation or By-Laws without the Buyer's prior written consent.

                                 (k)        Shareholders and CCC will operate
CCC and its business through the Closing Date so that the representations and warranties of Sellers made to Buyer in this Agreement shall be true and correct at Closing Date as if made on the Closing Date (except for representations and warranties made in Sections 5.1, 5.5, 5.16 and 5.17 with respect to Financial Statements and other financial information of CCC which expressly relate to an earlier date or time, which representations shall be true and correct on and as of the specific date or times referred to therein); provided however that Shareholders and CCC shall promptly upon discovery disclose to Buyer any information contained in the Schedules to this Agreement which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Sellers in the Schedules hereto, unless Buyer shall have consented thereto in writing.

                      7.2 Consents. Sellers shall use good faith efforts and cooperate with Buyer in obtaining all necessary consents required for the transfer of the Buyers' Stock to Buyer.



ARTICLE 8.  COVENANTS AND AGREEMENTS OF BUYER

          Buyer hereby covenants and agrees with Sellers as follows:

                      8.1 Consents. From and after the date hereof Buyer shall use good faith efforts and cooperate with Sellers in obtaining all necessary consents required for the transfer of the Stock to Buyer.

                      8.2 Post-Closing Access to Information. Sellers and Buyer acknowledge that subsequent to Closing each party may need access to information or documents in the control or possession of the other party for the purposes of concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defense of third party claims. Accordingly, Sellers and Buyer agree that after Closing each will make reasonably available to the other's agents, independent auditors and/or governmental agencies upon written request and at the expense of the requesting party such documents and information as may be available relating to the Stock of CCC for periods prior and subsequent to Closing to the extent necessary to facilitate concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations and the prosecution or defense of claims.


ARTICLE 9.  CONDITIONS TO BUYER'S OBLIGATION TO
CLOSE


          Each and every obligation of Buyer to be performed at or before the Closing hereunder is subject to the satisfaction on or prior to the Closing Date of the conditions set forth below, any one or more of which may be waived by Buyer.

                        9.1 Compliance with Agreement. Shareholders and CCC shall have performed all of their obligations and agreements, and complied, in all material respects, with all covenants, warranties and conditions contained in this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and Sellers shall have delivered a certificate to such effect to Buyer at Closing.

                       9.2 Representations and Warranties. The representations and warranties of Sellers contained in this Agreement and the other Transaction Documents shall be true, complete and correct, in all material respects, on and as of the date made and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on the Closing Date, and Sellers shall have delivered a certificate to such effect to Buyer at Closing.

                      9.3 Approvals and Consents. The material consents, approvals and waivers as set forth on Schedule 9.3 hereto necessary in order to consummate the transactions contemplated hereby shall have been obtained.

                      9.4 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated or which would prohibit Buyer's purchase of the Stock.

                      9.5 No Material Adverse Change. No event or condition resulting in a materially adverse change in the financial condition of CCC or its assets shall have occurred and be continuing.

                      9.6 Opinion of Counsel. Buyer shall have received an opinion of Sellers' legal counsel, dated the Closing Date, substantially in the form of Exhibit I hereto.

                      9.7        Employment and Noncompetition
Agreements. Buyer shall have received the Employment Agreements executed by Raymond Sheerin and Michael Altman substantially in the form of Exhibit II hereto. Each such Employment shall be in full force and effect and constitute a legal, valid and binding obligation of the parties executing same and enforceable against them in accordance with its terms.

           9.8 Deliveries. Buyer shall have received from Sellers all of the other documents required to be delivered by them pursuant to Section l2.l(a) of this Agreement.

                      9.9 Primary Lender Approval. Buyer shall receive from Buyer's Primary Lender approval of this Agreement and all transactions contemplated herein.


ARTICLE 10.  CONDITIONS TO SELLERS' OBLIGATION TO
CLOSE

          Each and every obligation of Sellers to be performed at or before the Closing hereunder is subject to the satisfaction on or prior to the Closing Date of the conditions set forth below, any one or more of which may be waived by Sellers:

                      10.1 Compliance with Agreement. Buyer shall have performed all of its obligations and agreements and complied, in all material respects, with all covenants, warranties and conditions contained in this Agreement which are required to be performed or complied with by Buyer on or prior to the Closing Date, and the President of the Buyer shall have delivered a certificate to such effect to Sellers on the Closing Date.

                      10.2 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement and the other Transaction Documents shall be true, complete and correct, in all material respects, on and as of the date made and as of the Closing Date with the same force and effect as though such representations and warranties had been given on the Closing Date, and the President of Buyer shall have delivered a certificate to such effect to Sellers at Closing.

                      10.3 Approvals and Consents. The material consents, approvals and waivers as set forth on Schedule 10.3 hereto necessary in order to consummate the transactions contemplated hereby shall have been obtained.

                      10.4 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated or which would prohibit Buyer's purchase of the Stock.

           10.5 Deliveries. Sellers shall receive from Buyer all of the other documents required to be delivered by Buyer pursuant to Section l2.l(b) of this Agreement.


ARTICLE 11.  TERMINATION

                                 11.1  Termination Prior to the Closing Date

                      Notwithstanding anything herein to the contrary, this
Agreement may be                            terminated at any time:

                                            (i)        On or
                      prior to the Closing Date by
                      mutual written consent of
                      Buyer and  Sellers.

           (ii)       By Buyer, if the conditions specified in
Article 9 have not been satisfied or waived by Buyer as of the Closing Date;
           (iii)      By Sellers, if the conditions specified in
Article 10 have not been satisfied or waived by Sellers as of the Closing Date;

           (iv) By Buyer or Sellers, on November 4, 1996, if the Closing has not occurred by such date;

                      (v) At the election of the Sellers prior to the Closing Date, if the Buyer has breached any representation, warranty, covenant or agreement contained in this Agreement;

                      (vi) At the election of the Buyer prior to the Closing Date, if the Sellers have breached any representation, warranty, covenant or agreement contained in this Agreement;

           (vii) At the election of the Sellers or the Buyer, if any legal proceeding is commenced or threatened by any court or governmental agency directed against the consummation of the Closing or any other transaction contemplated under this Agreement; or

In the event of the termination of this Agreement pursuant to this Section 11.1 this Agreement shall automatically terminate and be of no further force and effect, and there shall be no liability hereunder (except if termination occurs pursuant to clauses (v) or (vi) above).


ARTICLE 12.  DELIVERIES AT AND AFTER CLOSING

          12.1        Deliveries at Closing.

                      (a)         At Closing, Sellers shall deliver to
Buyer:

           (i)        certificates for the Buyers' Stock.

                      (ii) certificates, dated the Closing Date, required to be delivered by CCC and Shareholders to Buyer pursuant to Sections 9.1 and 9.2 hereof;

                      (iii) a Certificate of an authorized officer of CCC certifying: (a) as to CCC's Articles of Incorporation (as certified by the Secretary of the State of Arkansas) and By-Laws, and attaching a true and complete copy of each thereto; and (b) that all necessary corporate action by the Board of Directors of CCC has been taken to authorize the consummation of the transactions provided for in this Agreement. Such certificate shall attach or set forth verbatim the resolutions adopted by the Board of Directors of CCC;

                      (iv) with respect to CCC, good standing certificate and franchise tax clearance letter from the State of New York;

                      (v)        the opinion of Sellers' counsel
required pursuant to Section 9.6 hereof;

                                 (vi)       the Employment Agreements
required  pursuant to Section 9.7 hereof;

                                 (vii)      An incumbency certificate
with respect to the Directors and Officers of CCC, as certified by an authorized officer of CCC.

                                 (viii)     A Shareholder Agreement
executed by all Shareholders in the form annexed hereto as Exhibit III. (IX) A Consulting Agreement in the form annexed hereto as Exhibit IV.

                                 (b)        At Closing, Buyer shall
deliver to Sellers:

                      (i) certificates, dated the Closing Date required to be delivered by Buyer to Sellers pursuant to Sections 10.1 and 10.2 thereof;

                                 (ii)       a certificate of an authorized
officer of Buyer certifying that all necessary corporate
action by the Board of Directors of Buyer has been taken
to authorize the consummation of the transactions
provided for in this Agreement. Such certificate shall
attach or set         forth verbatim the resolutions adopted by
the Board of Directors of Buyer;


ARTICLE 13. INDEMNIFICATION

           13.1       Sellers' Indemnity of Buyer.

                      (a)        Sellers shall indemnify Buyer and
hold it harmless from and against:


                                 (i)        any and all damages, expenses
and losses suffered, paid or                           incurred, or to be
suffered, paid or incurred in the future,                         by Buyer
arising out of (a) any inaccuracies in or any breach of any representation, covenant, agreement or warranty on the part of Sellers herein contained or in any other
Transaction Document, (b) any breach of representation by a Director or Officer of CCC of the representations made in the Resignation and Certification of such Director or Officer; and (c) any claim against CCC of a Director or Officer of CCC who fails to deliver at
           Closing to Buyer a Resignation and Certification;
and

                                 (ii)       any and all reasonable costs
and expenses of Buyer related to clause (i) above including reasonable attorney's fees in connection with the prosecution, defense or appeal of any suit or action in connection therewith.

          (All of such items described in paragraphs (i) and (ii) above are collectively referred to hereinafter as the "Buyer's Loss.")

                      (b)        Whenever it shall come to the
attention of Buyer that it has suffered or incurred, or may suffer or incur, any Buyer's Loss, Buyer shall give prompt written notice to Sellers of such anticipated or actual loss, damage, cost or expense, and Buyer will permit Sellers, at Sellers' option and expense, to conduct the defense against any such claims or actions, and will cooperate with Sellers in such defense in such manner as Sellers may reasonably request. If Sellers elect not to, or fail to, defend against such claims or actions, Buyer shall have the right to defend against such claims or actions at Sellers' expense.
If Buyer shall defend against such claim or action at Sellers' expense, Buyer agrees that it will not settle or permit the settlement of any matter giving rise to any Buyer's Loss without the prior written consent of Sellers (which consent will not be unreasonably withheld).

           (c) Buyer's right to assert a claim against Sellers for indemnification pursuant to this Section 13.1 shall survive the Closing.

           (d) It is expressly agreed that Buyer shall not be entitled to any indemnification from Sellers whether pursuant to this Section 13.1 or otherwise arising out of the sale of the Stock to Buyer or the transaction contemplated by this Agreement, in excess of an aggregate maximum amount equal to the Purchase Price paid to Sellers.

           (e) It is further agreed that Sellers' liability shall be joint and several.

           13.2        Buyer's Indemnity of Sellers.
            (a) Buyer shall indemnify Sellers and hold them harmless from and against:

                                  (i)        any and all damages,
expenses and losses suffered, paid or incurred, or to be suffered, paid or incurred in the future, by Sellers arising out of any inaccuracies in or breach of any representation, covenant, agreement or warranty on the part of Buyer herein contained or in any other Transaction Document;

                      (ii)        any and all reasonable costs and
expenses of Sellers related to clause (i) above including reasonable attorney's fees in connection with the prosecution, defense or appeal of any suit or action in connection therewith.

          (All of such items described in paragraphs (i) and (ii) above are collectively referred to hereinafter as the "Sellers' Loss.")

                       (b)       Whenever it shall come to the
attention of Sellers that it has suffered or incurred, or may suffer or incur, any Sellers' Loss, Sellers shall give prompt written notice to Buyer of such anticipated or actual loss, damage, cost or expense, and Sellers will permit Buyer, at Buyer's option and expense, to conduct the defense against any such claims or actions, and will cooperate with Buyer in such defense in such manner as Buyer may reasonably request. If Buyer elects not to, or fails to, defend against such claims or actions, Sellers shall have the right to defend against such claims or actions at Buyer's expense. If Sellers shall defend against such claim or actions at Buyer's expense Sellers agree that it will not settle or permit the settlement of any matter giving rise to any Sellers' Loss without the prior written consent of Buyer (which consent will not be unreasonably withheld).

           (c) Sellers' right to assert a claim against Buyer for indemnification pursuant to this Section 13.2 shall survive the Closing.





ARTICLE 14.  MISCELLANEOUS

          14.1 Survival. Notwithstanding any right of the Buyer to fully investigate the business and operations of CCC or the Stock, the Buyer shall be entitled to rely fully on the representations, warranties, covenants and agreements of Shareholders and CCC contained in this Agreement and the other Transaction Documents. The representations, warranties, covenants and agreements made by the parties herein shall survive the Closing. This
Section 14.1 is not intended to create any rights in any third party beneficiaries.

          14.2 Notices. Any notice, request, consent, exercise or non-exercise of an option, or communication under this Agreement shall be effective only if it is in writing and personally delivered or sent by a nationally recognized overnight delivery service, with delivery confirmed, or telexed or telecopied, with receipt confirmed (provided that if telexed or telecopied, with a copy also send by regular United States mail), or deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as follows:



If to Sellers:        Chelsea Computer Consultants, Inc.
                      156 Fifth Avenue., Suite 1218
                      New York, NY  10010

                      Raymond T. Sheerin

                      Michael Altman

                      Stephen Fleischner

If to Buyer:          Staff Builders, Inc.
                      1983 Marcus Avenue
                      Lake Success, NY 11042

                      Attention: Stephen Savitsky,
                      Chief Executive officer
                      Fax No.: (516) 358-9128

With Copy To          Staff Builders,Inc.
                      1983 Marcus Avenue
                      Lake Success, NY 11042

                      Attn: Renee J. Silver
                      Vice President & General Counsel
                      Fax No.: (516) 327-8636

or such other persons and/or addresses as shall be furnished in writing by any party to the other party, and shall be deemed to have been given as of the date when so personally delivered, or the next day when delivered during business hours to such overnight delivery service properly addressed or when receipt of a telex or telecopy is confirmed, or upon the earlier to occur of receipt or five (5) business days after mailed as provided above, as the case may be, unless the sending party has actual knowledge that such notice was not received by the intended recipient.


           14.3       Parties in Interest and Assignment.

           (a) This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and assigns.

           (b)        Neither this Agreement nor any of the
rights (except the right to receipt of any payment) or duties of any party hereto may be transferred or assigned to any person except by a written agreement executed by all of the parties hereto; provided, however, that Buyer may assign its rights or delegate its duties hereunder to a wholly owned subsidiary of Buyer.

           (c) It is expressly agreed that this Agreement is not intended to create any rights in respect of any third party beneficiaries.

        14.4 Modification. This Agreement may not be amended or modified except by writing signed by an the parties or authorized officer of all of the parties hereto.
No waiver of the performance or breach of, or default under, any condition or obligation hereof shall be deemed to be a waiver of any other performance, or breach of, or default under the same or any other condition or obligation of this Agreement.

        14.5           Entire Agreement.  This Agreement,
together with those related agreements contemplated by this Agreement, embodies the entire agreement between the parties hereto and cancels and supersedes all previous agreements and understandings relating to the subject matter of this Agreement, written or oral, between the parties hereto. There are no agreements, representations, or warranties between the parties other than those set forth or provided herein.

        14.6          Execution in Multiple Counterparts.  This
Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        14.7 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        14.8          Governing Law.  This Agreement shall be
governed by and construed, interpreted and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, including all matters of enforcement, validity and performance. All litigation brought or held on the basis of this Agreement shall be brought and held in the appropriate state or federal court for Nassau County, New York.

       14.9 Schedules. All of the Schedules and Exhibits attached hereto are incorporated herein and made a part of this Agreement by this reference thereto.

       14.10 Severability. In case one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the invalidity or illegality or unenforceability shall not affect any other provision and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained in it.

       14.11 Certain Post Closing Matters. Following the Closing, each party agrees to cooperate with the other and shall take such actions, deliver such documents to Buyer and execute such documents as may reasonably be requested in order to carry out the purpose of this Agreement and the other Transaction
Documents.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                 STAFF BUILDERS, INC.


                                 BY:          /s/ Stephen Savitsky




                                 CHELSEA COMPUTER
                                                       CONSULTANTS, INC.


                                 By:        /s/ Michael Altman

                                             /s/ Raymond T. Sheerin
                                            RAYMOND T. SHEERIN


                                             /s/ Michael Altman
                                            MICHAEL ALTMAN


                                             /s/ Stephen Fleischner
                                            STEPHEN FLEISCHNER



















LIST OF SCHEDULES AND EXHIBITS TO STOCK PURCHASE AGREEMENT
BY AND AMONG STAFF BUILDERS, INC. AND RAYMOND T. SHEERIN, MICHAEL
ALTMAN, STEPHEN FLEISCHNER AND
CHELSEA COMPUTER CONSULTANTS, INC.

SCHEDULE              TITLE
5.2                   SCHEDULE OF REQUIRED CONSENTS

5.3                   SCHEDULE OF REQUIRED APPROVALS
                      OR AUTHORIZATIONS

5.5(b)                INTERIM FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED JUNE 30, 1997

5.5(c)                SCHEDULE OF LIABILITIES OTHER THAN
                      THOSE REFLECTED IN THE INTERIM
                      FINANCIAL STATEMENTS

5.6                   SCHEDULE OF CHANGE IN COMPENSATION

5.7                   SCHEDULE OF REAL PROPERTY OWNED
                      AND REAL AND PERSONAL PROPERTY
                      LEASED

5.8                   SCHEDULE OF INTANGIBLE PROPERTY

5.9                   SCHEDULE OF MATERIAL CONTRACTS

5.11                  SCHEDULE OF INSURANCE POLICIES

5.12                  SCHEDULE OF LITIGATION

5.14                  SCHEDULE OF BENEFIT PLANS

5.15                  SCHEDULE OF OTHER NAMES USED BY
                      CHELSEA COMPUTER CONSULTANTS, INC.

5.17                  SCHEDULE OF LICENSES OR PERMITS

5.18                  SCHEDULE OF DIRECTORS, OFFICERS
                      AND EMPLOYEES


(PAGE 2)

SCHEDULE              TITLE
7.1                   SCHEDULE OF OTHER LIENS AND
                      SECURITIES INTERESTS

9.3                   SCHEDULE OF SHAREHOLDERS CONSENTS

10.3                  SCHEDULE OF OTHER REQUIRED
                      APPROVALS AND CONSENTS

EXHIBIT 1             OPINION LETTER OF SELLERS' COUNSEL

EXHIBIT 2             EMPLOYMENT AGREEMENT BY AND
                      BETWEEN CHELSEA COMPUTER
                      CONSULTANTS, INC. AND RAYMOND T.
                      SHEERIN
                      AND CHELSEA COMPUTER
                      CONSULTANTS, INC. AND MICHAEL ALTMAN

EXHIBIT 3             SHAREHOLDERS AGREEMENT

EXHIBIT 4             CONSULTING AGREEMENT
EXHIBIT 4.3A          AMENDMENT NO. 1 TO EMPLOYMENT
                      AGREEMENT BY AND BETWEEN CHELSEA
                      COMPUTER CONSULTANTS, INC. AND
                      MICHAEL ALTMAN

EXHIBIT 4.3B          AMENDMENT NO. 1 TO EMPLOYMENT
                      AGREEMENT BY AND BETWEEN CHELSEA
                      COMPUTER CONSULTANTS, INC. AND
                      RAYMOND T. SHEERIN

EXHIBIT 4.4           AMENDMENT NO. 1 TO SHAREHOLDERS
                      AGREEMENT BY AND AMONG CHELSEA
                      COMPUTER CONSULTANTS, INC.,
                      RAYMOND T. SHEERIN, MICHAEL
                      ALTMAN AND STAFF BUILDERS, INC.

*The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.